UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

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On December 11, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued an investor presentation titled “Still the Wrong Time, Wrong Process and Wrong Price,” a copy of which is filed herewith as Exhibit 1, issued a press release disclosing its investor presentation, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 3 and incorporated by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Special Meeting of Stockholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of STAAR Surgical Company (the “Company”) in connection with the special meeting of stockholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Proposed Merger Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Stockholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Stockholder Meeting”). The Stockholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Stockholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Stockholder Meeting, regardless of the outcome of the stockholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Stockholder Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE STOCKHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Exhibit 1

CONFIDENTIAL © All rights reserved. Two Seas Capital LP Still the Wrong Time, Wrong Process and Wrong Price BROADWOOD PARTNERS, L.P. SUPPLEMENTAL INVESTOR PRESENTATION Stockholders Should Continue to Vote Against Alcon’s Proposed Acquisition of STAAR Surgical www.LetSTAARShine.com

Broadwood Partners, L.P. TABLE OF CONTENTS 2 PAGE 3 Executive Summary PAGE 4 Still the Wrong Time 01 PAGE 10 Still the Wrong Process 02 PAGE 16 Still the Wrong Price 03 PAGE 29 Conclusion 04 PAGE 34 Appendices 05

Broadwood Partners, L.P. Executive Summary 3 We continue to urge stockholders to vote against the Proposed Merger Still the Wrong Price Still the Wrong Process Still the Wrong Time ▪ We believe Alcon’s modest price bump is an admission that the originally proposed price was far too low ▪ In our view, the revised offer price continues to meaningfully undervalue STAAR and represents a substantial discount to intrinsic value ▪ Last year, Alcon offered to pay approximately twice as much for STAAR, 1 demonstrating STAAR’s strategic value to Alcon ▪ STAAR’s long - term prospects have not materially changed since then, based on management’s own projections ▪ Additionally, peer multiples have expanded over the last three months, supporting a higher valuation ▪ The revised deal price remains anchored to a depressed valuation that reflects extreme market pessimism, which has been invalidated by STAAR’s strong results for the last two quarters ▪ We are more confident than ever that STAAR can deliver value to stockholders far in excess of even the revised deal price ▪ The original agreement with Alcon was the result of a hasty and limited process during which neither STAAR nor its advisors performed any outreach ▪ Two potential counterparties that proactively contacted STAAR were given short shrift as the Board rushed to finalize an agreement with Alcon, while another party’s interest was completely ignored and withheld from most of the Board ▪ The performative go - shop was flawed and does not cure the litany of procedural failures and missteps — Alcon retained matching rights and other advantages over would - be bidders that kept the process tilted in its favor — Credible interested parties were seemingly intentionally discouraged from advancing proposals — The go - shop process was overseen by the same directors with deep and longstanding ties to Alcon, misaligned financial incentives and insufficient M&A experience ▪ We were encouraged that one of STAAR’s directors likewise recognizes the flaws in this transaction and voted against the deal in the boardroom vote ▪ In our view, there is no need to sell the Company now, as fundamental performance has been on the upswing ▪ There are encouraging signs that STAAR’s challenges are abating: the Company’s inventory issues in China have been resolved, and management is forecasting a return to growth and profitability beginning in 2026 1 ▪ STAAR has ample cash, robust demand, new products ready to be launched, and cost savings opportunities to drive future profitability; if management’s projections are achieved, STAAR will become one of the most profitable medical technology companies in the world ▪ Two consecutive quarters of improving financial results that exceeded consensus estimates indicate that the Company is on a path toward achieving management’s forecasts, while peer multiple expansion provides a further tailwind ▪ Despite these positive developments, the Board continues to rely on a fairness opinion that is more than four months old ▪ Given such evident progress and the prospect of material improvement to STAAR’s business fundamentals, we see no reason why stockholders should accept a sale of the Company now, especially at a revised offer price that remains near multi - year lows 1. Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025.

CONFIDENTIAL © All rights reserved. Two Seas Capital LP SUPPLEMENTAL INVESTOR PRESENTATION STILL THE WRONG TIME 01

Broadwood Partners, L.P. Net Sales ($M) 21% CAGR 10% CAGR STAAR’s Near - Term Headwinds Are Abating and Its Prospects Remain Strong 5 After a brief and temporary disruption, management expects STAAR to grow quickly and become more profitable than ever $230 $284 $322 $314 $260 $340 $375 $408 $448 $495 2021 2022 2023 2024 2025P 2026P 2027P 2028P 2029P 2030P $52 $69 $57 $23 $9 $86 $113 $130 $155 $187 2021 2022 2023 2024 2025P 2026P 2027P 2028P 2029P 2030P Temporary Headwinds Temporary Headwinds Source: STAAR Annual Reports on Form 10 - K and proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 61. Return to Growth Return to Growth Adjusted EBITDA ($M)

Broadwood Partners, L.P. 6 The Company’s second and third quarter 2025 financial results exceeded analyst expectations Source: FactSet and STAAR Quarterly Earnings Reports, August 6, 2025 and November 5, 2025. Consensus data as of August 4, 202 5. $40.9 $44.3 Consensus Actual ($24.2) ($14.9) Consensus Actual The Company’s Recent Financial Results Demonstrate Accelerating Momentum 2Q25 Financial Results 3Q25 Financial Results Net Sales ($M) Gross Margin Adjusted EBITDA ($M) $89.2 $94.7 Consensus Actual Net Sales ($M) Gross Margin Adjusted EBITDA ($M) 70% 82% Consensus Actual $13.2 $34.6 Consensus Actual 64% 74% Consensus Actual

Broadwood Partners, L.P. Year - Over - Year Net Sales Growth 1 LTM Net Sales at End of Period ($M) 1 Markets Outside China Remain Robust 7 Sales in the Americas and EMEA have continued to grow consistently and show no signs of slowing ▪ While sales in China have been depressed as distributors have been working off excess channel inventory, STAAR’s sales in the Americas and EMEA regions have continued to grow ▪ Management expects sales in the U.S. to accelerate as surgeons gain confidence with the EVO ICL procedure and patients have positive experiences 3 ▪ STAAR’s growth in the U.S. continues to outpace the U.S. refractive market more broadly “by a large margin” 3 ▪ EMEA sales exceeded management’s initial outlook and STAAR expects to continue to benefit from investments in this important market 1,3 ▪ STAAR’s European distributor markets, as well as Spain and the Middle East, have remained resilient and delivered growth, even in the face of a dynamic geopolitical backdrop and elevated inflation levels 3 1. Source: STAAR Quarterly Reports on Form 10 - Q for the applicable periods. 2. Source: William Blair Growth Stock Conference, June 4, 2025. 3. Source: STAAR Q4 2024 Earnings Call, February 11, 2025. $23 $24 $24 $25 $26 $26 $28 $40 $41 $41 $44 $45 $46 $47 $63 $65 $66 $69 $71 $73 $75 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Americas EMEA 12% 12% 11% 21% 8% 10% 20% 11% 5% 4% 22% 16% 11% 8% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Americas EMEA

Broadwood Partners, L.P. 11% 29% (10%) 14% 2010-2019 2019-2023 2023-2025P 2025P-2030P Historical Growth Rate Pandemic-Related Improvement Short-Term Tactical Challenges Return to Consistent Growth 6% 19% 9% 27% 2010-2019 2019-2023 2023-2025P 2025P-2030P Historical Margin¹ Pandemic-Related Improvement¹ Short-Term Tactical Challenges Accelerating Profitability Net Sales CAGR Average Adjusted EBITDA Margin Management Is Forecasting a Quick Return to Growth and Profitability 8 Source: Historical data from FactSet and STAAR Annual Reports on Form 10 - K for the applicable fiscal years. Projections from STA AR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 61. 1. 2010 - 2021 Adjusted EBITDA estimated based on EBITDA as calculated by FactSet plus stock - based compensation. Management expects revenue growth and profitability not just to recover, but to exceed historical levels

Broadwood Partners, L.P. We Agree with Management that STAAR Has a Bright Future 9 Source: STAAR June 2025 Investor Presentation. As recently as a few months ago, management expressed the same level of enthusiasm we have for STAAR’s business Management recently confirmed that STAAR’s short - term tactical challenges have been addressed… …touted the Company’s large and growing market opportunity… We are rapidly turning the corner, and our long - term prospects are excellent .” — Stephen Farrell , CEO; May 7, 2025 …and emphasized the strength of its financial model and imminent recovery

CONFIDENTIAL © All rights reserved. Two Seas Capital LP SUPPLEMENTAL INVESTOR PRESENTATION STILL THE WRONG PROCESS 02

The Board's Original Sale and Belated Go-Shop Process Are Irredeemably Flawed

The Board Did Not Conduct Any Proactive Outreach and Ignored Other Interested Parties	▪ The Board did not engage meaningfully with *any* potential acquirer other than Alcon and did not instruct its financial advisor to reach out to other parties prior to the belated "go-shop" process ▪ Two other parties contacted one of STAAR's directors during the sale process, but the Board did not provide diligence materials or engage with them and did not even invite those parties to submit proposals until hours before the original Merger Agreement was signed ▪ Another party, a well-capitalized and leading ophthalmology company, reached out to STAAR's CEO and Board Chair in April 2025 seeking to discuss a strategic transaction but was entirely ignored
The Process Was Rushed and Truncated, and then Belated	▪ The entire pre-signing sale process took place over just one month because, we believe, Alcon insisted on executing an agreement before stockholders learned of STAAR's promising Q2 2025 results ▪ The belated, "go-shop" process was launched three months after the original Merger Agreement, and after STAAR postponed a special meeting of shareholders to vote on the transaction three times in the face of overwhelming opposition from shareholders and proxy advisory firms
The Fairness Opinion Was Predicated on Flawed and Potentially Manipulated Assumptions	▪ STAAR's management delivered its initial projections in late July; however, within just ten days, the management team delivered an entirely new – and much more conservative – set of projections, which ultimately formed the basis of the fairness opinion used to justify the Merger ▪ The revised projections provided to the Company's financial advisor in the final days before the Merger Agreement was signed resulted in a materially lower valuation range for STAAR, as did the excessive discount rate used by the financial advisor
We Believe the Process Was Rife with Material Conflicts	▪ Several of STAAR's current and former directors have close ties to Alcon which, in our view, may have impaired their objectivity ▪ When the original Merger Agreement was signed, STAAR's CEO was set to receive egregious "golden parachute" payments totaling $24 million, despite having served as CEO for just five months; while the amended agreement reduces these payments, that doesn't change the fact that the CEO was highly incentivized to consummate a transaction when the original Merger Agreement was executed
The Performative Go-Shop Process Was Not Designed to Produce the Best Available Offer for STAAR	▪ STAAR's "Hail Mary" go-shop did not provide an even playing field for other potential counterparties and continued to afford Alcon advantages over other would-be bidders, including matching and information rights ▪ Neither the "window shop" provision nor the performative "go-shop" process are a substitute for an open and competitive process, in our view; such provisions almost never lead to alternative bids, so it is no surprise that no parties came forward to attempt to break up a signed transaction ▪ The performative go-shop process was doomed from the beginning and, in our view, was a desperate attempt to provide cover for the agreement with Alcon and an irredeemably flawed process from start to finish

Broadwood Partners, L.P. 11

The Process Was Rife with Material Conflicts from the Beginning

Several directors and advisors have close ties to Alcon that were seemingly not disclosed – to each other or stockholders

- It is unclear that STAAR's independent directors knew of Dr. Yeu's relationship with Alcon while negotiations were taking place
  - The Company's proxy statement indicates that Dr. Yeu informed the "Company" of this conflict *when she joined the Board* in 2021
  - However, none of the independent directors were on the Board then, and the Company has refused to provide us the materials Dr. Yeu purportedly provided to the Company disclosing her conflict or even confirmation that *any* of the current independent directors knew of Dr. Yeu's ties to Alcon
  - As best we can tell, Dr. Yeu did not discuss this potential conflict with any of the current independent directors until just two days before the Merger Agreement was executed[1]
- Two other directors who were present during Alcon's approaches to STAAR also have undisclosed relationships with Alcon
  - Aimee Weisner, who remained on the Board until the Company's 2025 Annual Meeting of Stockholders in June 2025, was on the Transaction Committee of LENSAR and helped negotiate that company's sale to Alcon, which was announced in March 2025[2]
  - STAAR's former CEO, Tom Frinzi (who left STAAR in February 2025 but participated in discussions with Alcon in 2024 and early 2025), seemingly has a "close relationship" with Alcon's CEO, David Endicott[3]
    - Mr. Frinzi and Mr. Endicott are golf partners and have regularly served together on various industry panels[3]
    - Mr. Frinzi currently serves as Executive Chairman of a company in which Alcon is a lead investor[3] and previously served as CEO and Chair, respectively, of two companies that were acquired by Alcon[3]
    - According to a complaint filed by private equity firm Deerfield Management, Mr. Frinzi allegedly participated in a scheme to aid Alcon in securing control of the board of a company that was jointly owned by Alcon and Deerfield[3]
- Gibson Dunn, merger counsel to Alcon, served as counsel to STAAR as recently as June 2024[4]; the Company seemingly waived the conflict of interest to allow its own lawyers to serve as acquisition counsel to Alcon

Broadwood Partners, L.P. 12

1. Source: Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 46.
2. Source: LENSAR proxy statement on Form DEFM14A, filed with the SEC on May 19, 2025 at 46.
3. Source: *Deerfield Private Design Fund V, L.P. v. Alcon Research, LLC*, Del. Ch., No. 2025-0201.
4. Source: STAAR Registration Statement on Form S-8, filed with the SEC on June 21, 2024.

The Go-Shop Process Was Flawed

In our view, the go-shop was neither designed, nor was likely, to produce the best available offer and the highest price for STAAR

- Alcon retained matching rights and other advantages over would-be bidders that kept the process tilted in its favor
  - Alcon retained the right to receive notice of any superior proposals and to all critical information regarding those proposals, as well as the opportunity to match or otherwise submit an improved bid for four days immediately following the go-shop period; those matching rights would not be lost on potential alternative bidders and their legal advisors
- Credible interested parties were seemingly intentionally discouraged from advancing proposals
  - We understand that STAAR's financial advisor conveyed Alcon's matching rights and other advantages to at least one potentially interested party *as part of its initial outreach*, seemingly to forewarn this party of the uphill battle they faced to supplant Alcon as STAAR's preferred counterparty
  - We are also aware of a credible buyer with the capital, industry expertise, and strong interest in acquiring STAAR at a price higher than the Alcon bid that was told it had to sign a *multi-year standstill* to be granted access to diligence materials
    - This differs wildly from the NDA that Alcon itself signed (which had no standstill) – even though Alcon was an unsolicited bidder for STAAR – and the ones supposedly offered to other parties in 2024 and early 2025, according to the proxy statement
    - In our view, the Board's off-market demand was calculated to "run the clock" on the go-shop period and ward off this well-established private equity firm, which it did
- The go-shop process was overseen by the same directors with deep and longstanding ties to Alcon, insufficient M&A experience and misaligned financial incentives
  - We and another shareholder proposed augmenting the Board's composition to enhance its independence from Alcon, improve its M&A experience and rebuild credibility with shareholders, but the Board has refused those overtures
  - STAAR's CEO had a significant incentive to favor the certainty of a transaction with Alcon because he had the opportunity to make $24 million for five months of work; the Board's belated reduction in golden parachute payments does not change the historical fact that the CEO's incentives were misaligned with shareholders at the time the Company agreed to the deal

Broadwood Partners, L.P. 13

The Window Shop and Go-Shop Periods Are No Substitutes for a Fulsome Process

Go-shop and window shop provisions almost never lead to an alternative bid

- In the Company's proxy statement, the Board touted the Merger Agreement's "window shop" provision as a reason for supporting the transaction[2]
- Now, the Board is claiming that its belated go-shop process "validated"[3] the effectiveness of its prior process and "produced the best buyer for STAAR"[3]
- However, window shop and go-shop periods rarely result in superior alternative bids
  - Of more than 350 transactions with go-shop or window shop provisions over the last 25 years, just 12 have resulted in a competing bidder making an offer for the target after the merger agreement was executed[1]
  - Most of these 12 were full "go-shop" provisions in which the company was enabled to reach out proactively to third parties
- In our view, any sophisticated director would surely recognize that the belated and appended go-shop process was unlikely to attract qualified bidders and proposals

Transactions Announced Since 2000 with Go-Shop or Window Shop Provision[1]



12
368
Competing Bid During Go-Shop / Window Shop Period
No Competing Bid During Go-Shop / Window Shop Period

Broadwood Partners, L.P. 14

1. Source: Deal Point Data. Data includes all transactions announced between January 1, 2000 and September 15, 2025 that included either a "go-shop" provision or a "hybrid go-shop" (i.e., "window shop") provision.
2. Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 49.
3. Source: STAAR press release, December 8, 2025.

The Board Has Repeatedly Withheld Information from and Misled Shareholders

How can shareholders have confidence in the Board's claim that Alcon is the best buyer given its pattern of obfuscation?

Topic	STAAR's Misleading Claim or Omission	Reality
Initial Interest in STAAR	*"[The] lack of any competing proposals validates the Board's conclusion that there are no other buyers"*[1]	**Other Potential Buyers Expressed Interest.** Two potential counterparties that proactively contacted STAAR before the Merger Agreement was signed were given short shrift as the Board rushed to finalize an agreement with Alcon before revealing the Company's strong second-quarter financial results. Worse yet, a credible strategic party from Europe was completely ignored by STAAR's CEO and Board Chair, who also deliberately withheld the expression of interest from the rest of the Board and shareholders
STAAR's Recent Progress and Long-Term Opportunities	*"STAAR faces sustained challenges as a standalone company, and management projections do not signal a return to historical growth rates or profitability"*[1]	**STAAR Has Made Progress and Its Future Remains Bright.** STAAR has ample cash, robust demand, new products ready to be launched, and cost savings opportunities to drive future profitability. If management's own projections are achieved, STAAR will achieve double-digit revenue growth and become one of the most profitable medical technology companies in the world, and two consecutive quarters of improving financial results indicate that the Company is on a path toward achieving those targets
STAAR's Business in China	*"STAAR has overweight exposure to China, where growth has slowed and macroeconomic conditions, new market entrants, and the resulting potential for pricing pressure are creating greater risks and headwinds"*[1]	**Headwinds in China Are Diminishing.** STAAR's inventory issues in China have been resolved, and according to Yunqi Capital, demand indicators in China's refractive market have begun to improve; Yunqi believes that STAAR's challenges in China are transitory, not structural, and we agree
Alcon's Matching Rights During the Go-Shop	*"Alcon has agreed to give up [its] matching rights… [and has] limited information rights"*[2]	**Alcon Retained Its Matching Rights.** Under the merger agreement, Alcon had matching rights for four days immediately following the go-shop period and also retained the right to receive notice of any superior proposals and to all critical information regarding those proposals, as well as the opportunity to match or otherwise submit an improved bid
Interest from a Credible Counterparty During the Go-Shop	*"[O]nly two parties showed interest to take the first step of executing a non-disclosure agreement [during the go-shop period]… [The go-shop] produced the best buyer for STAAR"*	**Another Party Expressed Interest During the Go-Shop Period.** STAAR's December 8 press release and December 10 proxy supplement fail to mention that a *third* party with significant capital and industry expertise expressed strong interest in acquiring STAAR *at a price higher than the Alcon bid* but was told it had to sign a multi-year standstill to be granted access to diligence materials

Broadwood Partners, L.P. 15

1. Source: STAAR Investor Presentation, September 26, 2025.
2. Source: STAAR Press Release, November 7, 2025.
3. Source: STAAR Press Release, December 8, 2025.

CONFIDENTIAL © All rights reserved. Two Seas Capital LP SUPPLEMENTAL INVESTOR PRESENTATION STILL THE WRONG PRICE 03

We Believe the Price Remains Inadequate and Not a Reflection of Fair Value

1 The Proposed Merger Values STAAR Below Comparable MedTech Companies…	▪ Sector valuation multiples have increased over the last three months, supporting a higher price for STAAR ▪ The Proposed Merger values STAAR below the median of a group of comparable medical technology companies
2 …The Company's Historical Valuation Multiple…	▪ The deal's multiple is substantially below STAAR's historical multiples
3 …Reasonable Estimates of Intrinsic Value…	▪ An appropriate discount rate and management's original projections yield a significantly higher valuation range than the revised price
4 …STAAR's Historical Stock Price…	▪ Historically, STAAR has traded at prices well above $30 per share
5 …And Historical Analyst Price Targets	▪ The Proposed Merger price is well below historical analyst price targets for STAAR which, up until the Company released Q4 2024 earnings in February 2025, had been well above $40 for several years
6 STAAR's Trading and Expected Growth Should Have Inspired a Higher Premium	▪ STAAR's expected growth and margins also support a significantly higher valuation multiple and a price of approximately $40 per share or more
7 The Price Is Well Below Alcon's Prior Offers	▪ When Alcon first emerged as a suitor in April 2024 with an offer to acquire the Company for $58 per share in cash, the Board concluded that the Company's standalone business plan represented the best path forward and determined not to engage further with Alcon ▪ Now, the Board has concluded that STAAR is only worth $30.75 per share, even though the Company's prospects have not changed meaningfully

Broadwood Partners, L.P. 17

1 MedTech Multiples Have Expanded Significantly Over the Last Three Months

Since we began soliciting votes against the Proposed Merger in September, peer multiples have expanded by a <u>full turn</u>, supporting a price for STAAR that is even higher than Alcon's revised proposal

Comparable MedTech Companies[1] Median EV/Revenue Multiple



+16%
+21%
+23%
6.0x
6.9x
4.9x
5.9x
4.1x
5.0x
CY 2025E
CY 2026E
CY2027E
September 2025²
December 2025³

Implied Merger Price If STAAR's Multiple Expanded In-Line w/ Peers[4]



$32.31
$32.34
$32.90
Alcon's bump was less than the price increase that STAAR could have achieved had it merely traded in-line with peers
Revised Price

	CY 2025E	CY 2026E	CY 2027E
EV/Revenue Multiple of Initial Proposal[2]	5.1x	4.1x	3.8x
EV/Revenue Multiple +1 Full Turn	6.1x	5.1x	4.8x

Broadwood Partners, L.P. 18

Source: FactSet.
1. "Comparable MedTech Companies" include Alcon AG, Alphatec Holdings, Inc., AtriCure, Inc., Axogen, Inc., DexCom, Inc., Establishment Labs Holdings, Inc., Glaukos Corp, Insulet Corporation, iRhythm Technologies, Inc., Penumbra, Inc., PROCEPT BioRobotics Corp., TransMedics Group, Inc. Vericel Corporation and Treace Medical Concepts, Inc. Peer data refers to median.
2. Data as of September 23, 2025, the day before Broadwood filed its definitive proxy statement for the Special Meeting.
3. Data as of December 8, 2025, the day before Alcon announced that it had increased its proposed merger price.
4. Based on consensus estimates as of September 23, 2025 and STAAR's cash and fully diluted shares outstanding and cash as of the period ended June 27, 2025.

1 The Revised Merger Values STAAR Below Comparable MedTech Companies…

We believe STAAR warrants a materially higher valuation multiple, based on those of other comparable MedTech companies



EV/Revenue Multiple[1]
5.8x
6.9x
4.8x
5.9x
4.4x
5.0x
CY 2025E
CY 2026E
CY2027E
Revised Merger
Comparable MedTech Companies[2]

Broadwood Partners, L.P. 19

1. Source: FactSet. Data as of December 8, 2025.
2. "Comparable MedTech Companies" include Alcon AG, Alphatec Holdings, Inc., AtriCure, Inc., Axogen, Inc., DexCom, Inc., Establishment Labs Holdings, Inc., Glaukos Corp, Insulet Corporation, iRhythm Technologies, Inc., Penumbra, Inc., PROCEPT BioRobotics Corp., TransMedics Group, Inc. Vericel Corporation and Treace Medical Concepts, Inc. Peer data refers to median.

Broadwood Partners, L.P. …Below the Company’s Historical Valuation Multiple… 20 It appears that Alcon is taking full advantage of STAAR’s recent – and, in our view, temporary – decline in valuation Source: FactSet. 1. As of December 8, 2025, the last trading day before the Proposed Merger was revised. 2. As of August 4, 2025, the last trading day before the Proposed Merger was announced. 5.8x 4.8x 4.4x 10.4x 9.6x 7.7x FY+0 FY+1 FY+2 STAAR Surgical EV / Revenue Multiple Revised Merger¹ 5-Year Average² 2

Broadwood Partners, L.P. …Below Reasonable Estimates of Intrinsic Value… 21 An appropriate discount rate and management’s original projections yield a significantly higher valuation range than the revi sed price 1. Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 57. 2. Source: FactSet. Data as of August 4, 2025. 3. Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 61 - 62. $17.70 $22.00 $25.34 $37.50 $49.66 $56.94 $27.60 $35.83 $41.14 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 Manipulated Reference Range Used by STAAR's Financial Advisor Based on Unreasonably High Discount Rate and Pessimistic Assumptions¹ Reference Range Based on STAAR's WACC (~8.1%)² +/- 100 bps Using Revised Management Projections³ Reference Range Based on STAAR's WACC (~8.1%)² +/- 100 bps Using Initial (July) Management Projections³ Implied per Share Equity Value Reference Range Based on DCF Analysis Midpoint of Range Revised Merger Price: $30.75 3

Broadwood Partners, L.P. …Below STAAR’s Historical Stock Price… 22 The Revised Merger consideration is still anchored to a depressed stock price Source: FactSet. Data as of August 4, 2025, the last trading day before the Proposed Merger was announced. 1 - Year VWAP: $22.96 2 - Year VWAP: $30.42 3 - Year VWAP $39.64 4 - Year VWAP: $46.45 5 - Year VWAP: $55.53 Revised Merger Price: $30.75 [W]e just have looked at our stock price and don't understand the current valuation , and we think there’s a very good opportunity to acquire and invest in our own stock.” Stephen Farrell , CEO Stifel Virtual Ophthalmology Forum, May 27, 2025 $22.96 $30.42 $39.64 $46.65 $55.53 $0.00 $20.00 $40.00 $60.00 $80.00 $100.00 $120.00 $140.00 $160.00 $180.00 Aug 2020 Feb 2021 Aug 2021 Feb 2022 Aug 2022 Feb 2023 Aug 2023 Feb 2024 Aug 2024 Feb 2025 Aug 2025 STAAR Stock Price 4

Broadwood Partners, L.P. …And Below Historical Analyst Price Targets 23 A few months before the Proposed Merger was announced, analysts valued STAAR ~30% higher than the revised price Source: FactSet. Data as of August 4, 2025, the last trading day before the Proposed Merger was announced. 1 - Year Avg.: $32.37 2 - Year Avg.: $40.75 3 - Year Avg.: $55.63 4 - Year Avg.: $72.92 5 - Year Avg.: $77.96 Proposed Merger Price: $30.75 $32.37 $40.75 $55.63 $72.92 $77.96 $30.75 $0.00 $20.00 $40.00 $60.00 $80.00 $100.00 $120.00 $140.00 $160.00 Aug 2020 Aug 2021 Aug 2022 Aug 2023 Aug 2024 Aug 2025 Mean Analyst Price Targets (Without Control Premium) for STAAR Surgical 5

Broadwood Partners, L.P. CY 2025E – 2027E Revenue CAGR vs. EV / CY 2027E Revenue Multiple 1 STAAR’s Expected Growth Should Have Led to a Higher Multiple 24 STAAR’s expected growth supports a significantly higher trading multiple, and therefore a much higher premium 1. Source: FactSet. Data as of December 8, 2025. 2. STAAR 2025E and 2027E Revenue based on management projections as disclosed in STAAR proxy statement on Form DEFM14A, filed wi th the SEC on September 16, 2025 at 61. STAAR enterprise value based on implied equity value at $30.75 per share and STAAR’s cas h a nd fully diluted shares outstanding and cash as of the period ended September 26, 2025. ▪ The Revised Merger values STAAR at just 3.9x management’s projected 2027 revenue ▪ However, based on management’s revised projections, STAAR is expected to grow revenue at a rate of approximately 20% from 2025 to 2027 – one of the highest among comparable MedTech companies ▪ This projected growth rate supports an EV / 2027E revenue multiple of approximately 5.3x, more than a full turn higher — At that multiple, STAAR’s implied equity value per share would be nearly $40, approximately 30% higher than the Revised Merger consideration $39.92 $30.75 Implied Value Based on Expected Growth Revised Merger Consideration STAAR Equity Value per Share ALC ATEC ATRC AXGN DXCM ESTA GKOS PODD IRTC PEN PRCT TMDX VCEL TMCI STAA y = 17.101x + 1.8201 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% EV / CY 2027E Revenue Multiple CY 2025E - 2027E Revenue CAGR 6

Broadwood Partners, L.P. CY 2027E Adjusted EBITDA Margin vs. EV / CY 2027E Revenue Multiple 1 STAAR’s Expected Margins Should Have Led to a Higher Multiple 25 STAAR’s margins are expected to improve dramatically, which we believe also justifies a significantly higher valuation 1. Source: FactSet. Data as of December 8, 2025. 2. STAAR 2027E Adjusted EBITDA Margin based on management projections as disclosed in STAAR proxy statement on Form DEFM14A, fil ed with the SEC on September 16, 2025 at 61. STAAR enterprise value based on implied equity value at $28 per share and STAAR’s c ash and fully diluted shares outstanding and cash as of the period ended September 26, 2025. ▪ Based on management’s revised projections, STAAR is expected to have an Adjusted EBITDA margin of more than 30% by 2027 – the highest in STAAR’s history and one of the highest among comparable MedTech companies ▪ This projected margin supports an even higher EV / 2027E revenue multiple of approximately 5.5x — At that multiple, STAAR’s implied equity value per share would be nearly $41.50, 35% higher than the Proposed Merger consideration $41.46 $30.75 Implied Value Based on Expected Margin Revised Merger Consideration STAAR Equity Value per Share ALC ATEC ATRC AXGN DXCM ESTA GKOS PODD IRTC PEN PRCT TMDX VCEL TMCI STAA y = 6.9779x + 3.375 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% EV / 2027E Revenue Multiple CY 2027E Adjusted EBITDA Margin 6

7 The Revised Price Is Well Below Alcon's Prior Offers

Last year, Alcon was prepared to pay substantially more for STAAR

- Alcon first emerged as a potential suitor for STAAR in April 2024, offering $58 per share in cash
  - At the time, the Board concluded that the Company's standalone business plan represented the best path forward and determined not to engage further with Alcon
- Alcon reiterated its interest in October 2024, this time offering $55 per share in cash plus a contingent value right potentially worth $7 per share
  - Alcon and STAAR entered into negotiations and proceeded with due diligence discussions
  - Alcon subsequently withdrew its proposal in January 2025, shortly before the Company issued its Q4 2024 financial results disclosing temporary inventory challenges, which sent the stock down 25%
- With the business recovering and again poised for growth, Alcon should be willing and able to pay much more than $30.75 per share, in our view

Per Share Value of Alcon Offers for STAAR



$58
$62
$7
$55
(50%)
$30.75
April 2024 Offer
October 2024 Offer
Revised Merger Price
Cash
Contingent Value Right

Broadwood Partners, L.P.
26

Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 36, 37 and 48; STAAR Form 8-K, filed with the SEC on December 8, 2025.

Broadwood Partners, L.P. The Revised Price Is Well Below Alcon’s Prior Offers (Continued) 27 Alcon reduced its offer by 50%, even though STAAR’s growth and margin profile had improved 1. Source: FactSet. Data as of October 29, 2024, the day Alcon’s CEO sent STAAR’s CEO a letter proposing to acquire STAAR for $5 5 p er share in cash plus a contingent value right worth up to $7 per share. 2. Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 61. 15% 16% 20% 16% Current FY to FY+2 CAGR Current FY to FY+3 CAGR October 2024 (Consensus Estimate)¹ July 2025 (Management Projection)² 16% 21% 24% 25% 30% 32% FY+1 FY+2 FY+3 October 2024 (Consensus Estimate)¹ July 2025 (Management Projection)² Revenue CAGR Adjusted EBITDA Margin 7

Broadwood Partners, L.P. 8.0x 7.2x 6.0x 5.1x 8.2x 8.0x 6.9x 5.9x 4.9x 5.8x 4.8x 4.4x NTM FY FY+1 FY+2 Implied EV / Consensus Revenue Multiple April 2024 Offer¹ October 2024 Offer² Revised Merger Price³ The Revised Price Is Well Below Alcon’s Prior Offers (Continued) 28 Alcon reduced its price by much more than STAAR’s prospects have changed, resulting in a dramatically lower multiple Source: FactSet, STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025, and STAAR Quarterly Reports on Form 10 - Q for the applicable period. 1. Based on consensus estimates as of April 19, 2024 and diluted shares outstanding, cash and equivalents and debt as of the per iod ended March 29, 2024. 2. Based on consensus estimates as of October 29, 2024 and diluted shares outstanding, cash and equivalents and debt as of the p eri od ended September 27, 2024. 3. Based on consensus estimates as of December 8, 2025 and diluted shares outstanding, cash and equivalents and debt as of the p eri od ended September 26, 2025. (40%) (28%) (30%) (25%) 7

CONFIDENTIAL © All rights reserved. Two Seas Capital LP SUPPLEMENTAL INVESTOR PRESENTATION CONCLUSION 04

Broadwood Partners, L.P. Another Large Stockholder Remains Opposed to the Proposed Merger 30 ... STAAR has mismanaged its attempt to sell the Company from the start ; that the go - shop process was structured and conducted to seal the Alcon deal rather than to genuinely seek additional offers; and that the Company has not been fully transparent with shareholders, including in its most recent press release. With these views in mind, we are even more resolved to vote against the proposed merger, even at the revised price. There may come a time when a board of STAAR should sell the Company, but now is not the right time, and the current Board is not the right board for the job , having lost credibility with shareholders in our view… We will continue to vote our shares AGAINST the amended merger agreement and urge all shareholders to do the same.” 1 Christopher Min Fang Wang Chief Investment Officer Yunqi Capital Limited (owner of 5% of STAAR’s outstanding shares) 2 1. Source: Yunqi Capital Limited Press Release, December 10, 2025. 2. Source: Yunqi Capital Limited Amended Schedule 13D, filed with the SEC on November 3, 2025.

Broadwood Partners, L.P. Better Alternatives Continue to Exist for Stockholders 31 Reject the transaction Reconstitute the Board and management team as necessary Potential for significant value creation as a standalone company, with strategic optionality once the Company is in a stronge r p osition ▪ Broadwood is in the process of calling a special meeting of shareholders to remove the STAAR directors who we believe bear primary responsibility for orchestrating this flawed sale process and transaction ▪ Broadwood is not seeking control of the Board, but stands ready to recruit and nominate new directors and executives who are capable of realizing the value associated with STAAR’s bright future ▪ Ramp up production at the Company’s new Switzerland facility and continue working with partners in China to optimize inventory levels ▪ Continue the work of the Capital Stewardship Committee to refine the Company’s capital allocation strategy ▪ Further reduce SG&A ▪ Launch EVO+ lens and localize manufacturing in China ▪ The Company’s continued recovery, along with a more cooperative macroeconomic environment, could support a significantly higher valuation in a sale ▪ Alternatively, the Company is well positioned to drive long - term value for stockholders as an independent company Continue to execute strategic initiatives and return the Company to growth Reevaluate strategic alternatives from a position of strength

STAAR Has a Bright Future as a Standalone Company

There are many reasons to be optimistic about STAAR's prospects as an independent company if the Proposed Merger is rejected

Leading Technology	▪ STAAR's EVO ICLs offer many advantages over competing treatments, including a lower likelihood of dry eye, a shorter recovery time, removability and UV protection ▪ Recent data demonstrating the superiority of ICLs indicate that ICLs are poised to become the dominant choice for patients and surgeons
Market Leadership	▪ ICLs have dominant market share in Japan (70%+), strong market share in China and growing market share in large markets like the United States ▪ While sales in China have been temporarily impacted by softened consumer demand, growth in other markets (e.g., Americas and EMEA) remains robust ▪ The Company expects sales in China to normalize in the second half of 2025; we believe the forthcoming launch of the Company's EVO+ lens – its first new lens in China in over ten years – will serve as a catalyst for growth and market share gains in the Chinese market
Long-Term Demand Tailwinds	▪ Myopia affects approximately three billion people worldwide, and its prevalence is expected to grow significantly over the coming decades due to elevated use of computers and smartphones and diminished exposure to natural light
Pristine Balance Sheet and Ample Liquidity	▪ STAAR has nearly $200 million in cash and no debt, and therefore no evident need for near-term financing ▪ STAAR's ample cash balance and $30 million share repurchase authorization provide flexibility for the Company to support the stock in the event of near-term price dislocation if the Proposed Merger is not approved
Enhanced Organizational Efficiency	▪ The Company has been cutting costs and expects to exit 2025 having reduced its SG&A expense base by at least 11%, supporting margin expansion amid accelerating growth and expanded production ▪ We see an opportunity to further reduce SG&A expenses, particularly in the U.S., without impacting revenue ▪ We believe there is an opportunity to enhance gross margin by localizing manufacturing and moving to "tier 1" distributors in China
Normalized Inventory Levels	▪ The level of inventory owned by STAAR's distributors in China has decreased substantially and has returned to historical levels
Clear Path to Growth and Profitability	▪ Management's projections forecast that STAAR will not only return to growth but achieve record levels of net sales and Adjusted EBITDA within the next 18 months ▪ The Company projects net sales to compound at a rate of 10% annually from 2026 to 2030, demonstrating the long-term opportunity for growth

Broadwood Partners, L.P. 32

Broadwood Partners, L.P. Conclusion 33 We continue to urge stockholders to vote against the Proposed Merger Still the Wrong Price Still the Wrong Process Still the Wrong Time ▪ We believe Alcon’s modest price bump is an admission that the originally proposed price was far too low ▪ In our view, the revised offer price continues to meaningfully undervalue STAAR and represents a substantial discount to intrinsic value ▪ Last year, Alcon offered to pay approximately twice as much for STAAR, 1 demonstrating STAAR’s strategic value to Alcon ▪ STAAR’s long - term prospects have not materially changed since then, based on management’s own projections ▪ Additionally, peer multiples have expanded over the last three months, supporting a higher valuation ▪ The revised deal price remains anchored to a depressed valuation that reflects extreme market pessimism, which has been invalidated by STAAR’s strong results for the last two quarters ▪ We are more confident than ever that STAAR can deliver value to stockholders far in excess of even the revised deal price ▪ The original agreement with Alcon was the result of a hasty and limited process during which neither STAAR nor its advisors performed any outreach ▪ Two potential counterparties that proactively contacted STAAR were given short shrift as the Board rushed to finalize an agreement with Alcon, while another party’s interest was completely ignored and withheld from most of the Board ▪ The performative go - shop was flawed and does not cure the litany of procedural failures and missteps — Alcon retained matching rights and other advantages over would - be bidders that kept the process tilted in its favor — Credible interested parties were seemingly intentionally discouraged from advancing proposals — The go - shop process was overseen by the same directors with deep and longstanding ties to Alcon, misaligned financial incentives and insufficient M&A experience ▪ We were encouraged that one of STAAR’s directors likewise recognizes the flaws in this transaction and voted against the deal in the boardroom vote ▪ In our view, there is no need to sell the Company now, as fundamental performance has been on the upswing ▪ There are encouraging signs that STAAR’s challenges are abating: the Company’s inventory issues in China have been resolved, and management is forecasting a return to growth and profitability beginning in 2026 1 ▪ STAAR has ample cash, robust demand, new products ready to be launched, and cost savings opportunities to drive future profitability; if management’s projections are achieved, STAAR will become one of the most profitable medical technology companies in the world ▪ Two consecutive quarters of improving financial results that exceeded consensus estimates indicate that the Company is on a path toward achieving management’s forecasts, while peer multiple expansion provides a further tailwind ▪ Despite these positive developments, the Board continues to rely on a fairness opinion that is more than four months old ▪ Given such evident progress and the prospect of material improvement to STAAR’s business fundamentals, we see no reason why stockholders should accept a sale of the Company now, especially at a revised offer price that remains near multi - year lows 1. Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025.

CONFIDENTIAL © All rights reserved. Two Seas Capital LP SUPPLEMENTAL INVESTOR PRESENTATION APPENDIX A: Trading Multiples of Comparable Medical Technology Companies 05

Trading Multiples of Comparable Medical Technology Companies

Company Name	Enterprise Value ($M)	EV / Revenue Multiple			Implied Value of STAAR at EV / Revenue Multiple		
		CY 2025E	CY 2026E	CY 2027E	CY 2025E	CY 2026E	CY 2027E
Alcon AG	$43,178	4.2x	3.9x	3.6x	$23.08	$25.36	$25.90
Alphatec Holdings, Inc.	$3,632	4.8x	4.1x	3.5x	$25.97	$26.58	$25.15
AtriCure, Inc.	$1,801	3.4x	3.0x	2.7x	$19.32	$20.38	$19.78
Axogen, Inc.	$1,540	6.9x	6.0x	5.1x	$36.03	$37.14	$34.87
DexCom, Inc.	$25,987	5.6x	5.0x	4.4x	$29.84	$31.52	$30.63
Establishment Labs Holdings, Inc.	$2,299	10.9x	8.7x	6.9x	$55.20	$53.02	$46.36
Glaukos Corp	$6,056	12.3x	9.9x	7.8x	$61.55	$59.51	$51.76
Insulet Corporation	$21,203	7.9x	6.5x	5.5x	$40.69	$40.39	$37.37
iRhythm Technologies, Inc.	$5,744	7.8x	6.7x	5.8x	$40.25	$41.14	$39.10
Penumbra, Inc.	$11,334	8.2x	7.2x	6.3x	$42.27	$44.19	$42.68
PROCEPT BioRobotics Corp.	$1,681	5.1x	4.0x	3.2x	$27.74	$25.96	$23.12
TransMedics Group, Inc.	$5,619	9.3x	7.8x	6.6x	$47.69	$47.43	$44.29
Vericel Corporation	$1,901	6.9x	5.8x	4.9x	$36.22	$36.54	$33.75
Treace Medical Concepts, Inc.	$179	0.8x	0.8x	0.8x	$7.28	$8.02	$8.09
25th Percentile	$1,826	4.9x	4.0x	3.5x	$26.41	$26.12	$25.34
Mean	$9,440	6.7x	5.7x	4.8x	$35.22	$35.51	$33.06
Median	$4,626	6.9x	5.9x	5.0x	$36.12	$36.84	$34.31
75th Percentile	$10,015	8.1x	7.1x	6.2x	$41.88	$43.43	$41.78
STAAR Surgical (at $30.75/share Using Consensus)	$1,478	5.8x	4.8x	4.4x			
Premium / (Discount) to Median		*(16%)*	*(18%)*	*(11%)*			
STAAR Surgical (at $30.75/share Using Mgmt Projections[1])	$1,478	5.7x	4.3x	3.9x			
Premium / (Discount) to Median		*(18%)*	*(26%)*	*(21%)*			

Broadwood Partners, L.P. 35

Source: FactSet. Data as of December 8, 2025.

1. Based on management's revised projections as disclosed in STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025 at 61.

CONFIDENTIAL © All rights reserved. Two Seas Capital LP SUPPLEMENTAL INVESTOR PRESENTATION APPENDIX B: Important Information 05

Important Information

SPECIAL MEETING OF STOCKHOLDERS ORIGINALLY SCHEDULED FOR OCTOBER 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of STAAR Surgical Company (the “Company”) in connection with the special meeting of stockholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Proposed Merger Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

SPECIAL MEETING OF STOCKHOLDERS TO REMOVE MEMBERS OF THE BOARD

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Stockholder Meeting”). The Stockholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Stockholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Stockholder Meeting, regardless of the outcome of the stockholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Stockholder Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE STOCKHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Broadwood Partners, L.P. 37

Important Information (Continued)

DISCLAIMER

The information contained herein is provided for discussion and general informational purposes only and does not constitute an offering or the solicitation of an offer to purchase an interest in any investment.

The views expressed herein are those of Broadwood and are based on or derived from Broadwood's independent research and analysis and publicly available information. Certain financial information and data used herein have been obtained or derived from filings made with the SEC by the Company, and other public sources. Except as may be expressly set forth herein, Broadwood has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements or information. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. The materials in this presentation have not been prepared or endorsed by the Company and may not be attributed to the Company in any way. No warranty is made as to the accuracy of the data or information obtained or derived from filings made with the SEC by the Company or from any third party source. Facts have been obtained from sources considered reliable but are not guaranteed.

Broadwood recognizes that there may be confidential or otherwise non-public information with respect to the Company that could alter its opinions were such information known. This presentation does not purport to contain all of the information that may be relevant to an evaluation of the Company, the Company's securities, or the matters described herein.

The information expressed herein is unaudited, reflects the judgment of Broadwood only through the date of this presentation, and is subject to change at any time. Broadwood disclaims any obligation to correct, update or revise this presentation or to otherwise provide any additional materials to any recipient of this presentation.

All registered or unregistered service marks, trademarks, and trade names referred to in this presentation are the property of their respective owners, and Broadwood's use herein does not imply an affiliation with, or endorsement by, the owners of such service marks, trademarks and trade names.

Broadwood Partners, L.P. 38

CONFIDENTIAL © All rights reserved. Two Seas Capital LP John Ferguson / Joseph Mills Saratoga Proxy Consulting LLC (212) 257 - 1311 / (888) 368 - 0379 info@saratogaproxy.com Scott Deveau / Jeremy Jacobs August Strategic Communications (323) 805 - 8919 broadwood@augustco.com www.LetSTAARShine.com For Investors For Media

Exhibit 2

Broadwood Partners Comments on STAAR Surgical Board Dissent on the Revised Sale to Alcon

Encouraged that at Least One Member of STAAR’s Board Recognizes the Flaws of the Sale Process and that the Go-Shop Process was Performative

Questions Completeness of Disclosures Given Critical Omission of Inbound Interest from Respected Private Equity Firm that Indicated It Would Pay More than Alcon

Notes That STAAR’s Board Did Not Obtain an Updated Fairness Opinion on the Revised Terms, Despite Meaningful Improvement in Peer Valuations

Releases Investor Presentation with Updated Analysis Demonstrating Why STAAR Shareholders Should Vote “AGAINST” the Proposed Transaction

NEW YORK--(BUSINESS WIRE)--Broadwood Partners, L.P. and its affiliates (collectively, “Broadwood,” “we,” “us” or “our”) today reacted to the proxy statement supplement filed by STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA) with respect to the proposed acquisition of the Company by Alcon Inc. (“Alcon”) (NYSE: ALC). In addition, Broadwood released a new presentation explaining why it continues to oppose the proposed transaction, which can be viewed here.

Broadwood, which owns 30.2% of STAAR’s outstanding common stock, issued the following statement:

“We are encouraged that at least one of the members of STAAR’s Board of Directors recognizes that the Alcon deal is the byproduct of an irredeemably flawed process and not in the best interests of STAAR shareholders. That dissenting director voted against the transaction in the boardroom vote, according to the Company’s proxy statement supplement. In doing so, the director joins multiple engaged and long-term shareholders, as well as all three proxy advisory firms, who have vocalized their substantial concerns about the deal process, timing, and price.

We are not surprised that a member of the Board would vote against this misbegotten transaction. We are only surprised that more of the directors did not recognize the lack of merit in this deal, nor heed the will of shareholders who have overwhelmingly opposed the transaction.

Time and again, this Board has operated outside of acceptable and reasonable deal conventions in service of completing the sale of STAAR to Alcon – process, timing, and price be damned. Most recently, a majority of the Board approved the revised deal terms without seeking an updated fairness opinion from the Board’s financial advisor. Valuations across the sector are up meaningfully over the last three months, interest rates are down, and the Company’s prospects are brighter after two consecutive quarters of improving and better-than-expected business results. As we illustrate in our presentation, the trading multiple expansion across the medical technology sector alone supports a higher price increase than the meager bump offered by Alcon. In short, we believe the deal was unfair to STAAR shareholders at the start and remains so, even with the increase in consideration. And the Board has no professional analysis or support to indicate otherwise.

It also is noteworthy that the Company’s proxy statement supplement fails to mention that the Company received an inbound expression of interest from a well-respected private equity firm with capital and specific expertise in the main geographies and the industry in which the Company operates. The management team appears to have fumbled, if not tacitly resisted, this party’s indication of interest – which explicitly indicated that the private equity firm potentially was willing to pay more than Alcon. Specifically, the management team asked this party to sign a multi-year standstill agreement. The demand for such an off-market standstill is particularly galling given that the Board did not ever request or receive a standstill from Alcon, even after Alcon made two unsolicited proposals to buy the Company in 2024. The management team’s mishandling of this recent inbound interest is bad enough, but the failure to even mention that interest in the proxy statement is a material omission of which the Board should be ashamed.

The Board’s continued missteps, distortions and omissions have validated our worst concerns with this deal process and this Board. We do not believe shareholders can rely on the Board or its judgment.

We encourage our fellow shareholders to review our presentation and to vote “AGAINST” the revised transaction at the upcoming special meeting of shareholders.”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com. If you have already voted for the merger, you may change your vote by voting a later-dated proxy “AGAINST” the deal. Only your latest dated vote counts.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Special Meeting of Shareholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company in connection with the special meeting of shareholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Proposed Merger Special Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

2

Special Meeting of Shareholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of shareholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Shareholder Meeting”). The Shareholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Shareholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Shareholder Meeting, regardless of the outcome of the shareholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Shareholder Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SHAREHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Contacts

Investor Contacts

John Ferguson / Joseph Mills
Saratoga Proxy Consulting LLC
jferguson@saratogaproxy.com
jmills@saratogaproxy.com
(212) 257-1311
(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs
August Strategic Communications
Broadwood@AugustCo.com
(323) 892-5562

3

Exhibit 3